UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NATIONAL TECHNICAL SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

California	95-4134955
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

24007 Ventura Boulevard, Suite 200
Calabasas, California	91302
(Address of Principal Executive Offices)	Zip Code

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred shares, no par value	The Nasdaq Stock Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: _________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Registrant's Rights to Purchase Series A Junior Preferred Stock is set forth under Item 1.01 in the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 22, 2010, which description is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit Number	Description

4.1
Shareholder Rights Agreement dated September 21, 2010 between National Technical Systems, Inc. and Computershare Trust Company, N.A., as Rights Agent, incorporated by reference to Exhibit 4.1 of the Company's Form 8-K filed September 22, 2010.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL TECHNICAL SYSTEMS, INC.

Date: September 22, 2010	By:	/s/ Raffy Lorentzian
Raffy Lorentzian
Senior Vice President, Chief Financial Officer